SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Rogers Corporation
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, April 26, 2007, at 10:30 A.M., at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103 for the following purposes:

1.	To elect the nine members of the board of directors for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 30, 2007.

3.	To transact such other business as may properly come before the meeting.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 5, 2007, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly dating, signing, and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted. The enclosed proxy is solicited by the board of directors of Rogers Corporation.

We cordially invite you to attend the meeting.

By Order of the Board of Directors

Robert M. Soffer, Vice President, Treasurer and Secretary

March 23, 2007

Proxy Statement Table of Contents

Page

2	Proposal 1: Election of Directors
4	Stock Ownership of Management
5	Beneficial Ownership of More Than Five Percent of Rogers Stock
6	Corporate Governance Practices
7	Board of Directors
7	Director Independence
7	Meetings; Certain Committees
9	Directors’ Compensation
11	Audit Committee Report
12	Compensation Discussion and Analysis
13	Base Salary
14	Short Term Incentives
15	Equity Incentives
17	Retirement Benefits and Perquisites
18	Severance and Change in Control Protection
18	Impact of Accounting and Tax Treatment on Compensation Program Design
18	Compensation and Organization Committee Report
19	Executive Compensation
19	Summary Compensation Table
21	All Other Compensation For Fiscal Year 2006
22	Grants of Plan-Based Awards in 2006 Fiscal Year
23	Outstanding Equity Awards at 2006 Fiscal Year End
27	Option Exercises and Stock Vested in 2006 Fiscal Year
28	Pension Benefits
31	Non-qualified Deferred Compensation
32	Potential Payments on Termination or Change in Control
42	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
43	Related Person Transactions
43	Section 16(a) Beneficial Ownership Reporting Compliance
43	Proposals of Shareholders
43	Solicitation of Proxies
43	“Householding” of Proxy Materials
44	Communications with Members of the Board of Directors
44	Availability of Certain Documents

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement - March 23, 2007

We are providing you with this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the board of directors of Rogers Corporation (“Rogers” or “Company”) for the Annual Meeting of Shareholders to be held on Thursday, April 26, 2007, at 10:30 A.M., at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103.

If you are a shareholder of record as of the close of business on March 5, 2007, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 16,842,696 shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted: (1) FOR the election of the nine nominees to the board of directors shown under the heading “NOMINEES FOR DIRECTOR”, and (2) FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 30, 2007.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Neither abstentions nor broker “non-votes” will be considered votes properly cast at the meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the meeting, neither abstentions nor broker “non-votes” will have any effect upon the outcome of voting with respect to any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name for the election of directors and for the ratification of the appointment of the Company’s independent registered public accounting firm even if they do not receive instructions from the beneficial owners.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. With regard to the ratification of the appointment of the Company’s independent registered public accounting firm, votes may be cast for or against such proposal or you may abstain from voting on that proposal.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy card are first being mailed to you on or about March 28, 2007. In addition, we are enclosing a copy of our 2006 annual report.

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 28, 2006 Annual Meeting of Shareholders.

On February 21, 2007, the board of directors approved an amendment and restatement of Rogers’ Bylaws which eliminated the restriction precluding directors who had attained the age of seventy-two (72) from being nominated or re-nominated for election to Rogers’ board of directors. The Bylaws, as amended and restated, now contain no age limitation regarding the nomination or re-nomination of directors for election to Rogers’ board of directors. A copy of the amended and restated Bylaws was filed as Exhibit 3.1 to Rogers’ Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 22, 2007. Notwithstanding this change to the Bylaws, under Rogers’ Corporate Governance Guidelines, individuals will not be nominated for election to the board of directors after their 72nd birthday unless the board of directors deems it advisable to do so.

The board of directors approved the Bylaw amendment in order to provide itself with more flexibility as to when directors will retire from the board. Edward L. Diefenthal and William E. Mitchell have chosen not to stand for re-election to the board at this time because of other business commitments. In light of their decision, Leonard M. Baker, who prior to the Bylaw amendment would not have been able to be re-nominated to the board, was asked to and has agreed to remain on the board and has been re-nominated for election.

NOMINEES FOR DIRECTOR

Age/Year First
Name	Became Director	Principal Occupations During the Past Five Years and Other Directorships
Leonard M. Baker	72 / 1994	Retired (as of December 2001) Senior Vice President and Chief Technical Officer, June 2000 to December 2001 and prior to that Vice President Technology, Praxair, Inc.

Walter E. Boomer	68 / 1997	Retired (as of April 2004) Chief Executive Officer since March 1997, Chairman of the Board of Directors since April 2002 and prior to that President since March 1997, Rogers Corporation; President, Babcock & Wilcox Power Generation Group and Executive Vice President of McDermott International, Inc., the parent corporation of Babcock & Wilcox (February 1995 to October 1996), Senior Vice President of McDermott International, Inc. (August 1994 to January 1995) and prior to that a General in the U.S. Marine Corps from 1986; Director, Baxter International, Inc. and Cytyc Corporation.

Charles M. Brennan, III	65 / 2005	Retired (as of April 2000) Chairman and Chief Executive Officer of the MYR Group, Inc.; Director, Dycom Industries, Inc.

Gregory B. Howey	64 / 1994	President and Director, Okay Industries, Inc.

Leonard R. Jaskol	70 / 1992	Retired (as of December 1998) Chairman, Chief Executive Officer and Director, Lydall, Inc.

Carol R. Jensen	54 / 2006	President and Principal Partner, Lightning Ranch Group; Global Vice President of R&D Performance Chemicals, Dow Chemical Co., July 2001 to April 2004. Executive Director, Corporate Technology and Electro & Communications Markets, 3M Corporation from February 2000 to July 2001.

Eileen S. Kraus	68 / 2001	Retired (as of July 2000) Chairman, Fleet Bank Connecticut, a subsidiary of FleetBoston Financial Corporation; Director: Kaman Corporation and The Stanley Works.

Robert G. Paul	65 / 2000	Director, (Retired) President Base Station Sub-Systems Group, Andrew Corporation since July 2003; President, Chief Executive Officer and Director, Allen Telecom Inc. from 1991 to July 2003; Director: Kemet Corporation and Comtech Telecommunications Corporation.

Robert D. Wachob	59 / 2004	President and Chief Executive Officer since April 2004, President and Chief Operating Officer from April 2002 to April 2004, and Executive Vice President, January 2000 to April 2002, Rogers Corporation.

Vote Required and Recommendation of the Board of Directors

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the nine highest number of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes cast.

The board of directors recommends a vote FOR the election of the above named nominees to the board of directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 5, 2007, by each of the current directors, the executive officers named in the Summary Compensation Table, who are referred to as the named executive officers, and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
	Total	Percent of	Total Stock
Name of Person or Group	Shares (1)	Class (2)	Interest (3)
Leonard M. Baker	38,188	*	38,188
Walter E. Boomer	90,030	*	90,030
Charles M. Brennan, III	8,048	*	8,048
Robert C. Daigle (4)	110,768	*	110,768
Edward L. Diefenthal (4)	51,679	*	51,679
Frank J. Gillern	66,265	*	66,265
Gregory B. Howey	57,387	*	67,271
Leonard R. Jaskol (4)	66,354	*	70,053
Carol R. Jensen (4)	5,303	*	5,303
Eileen S. Kraus	29,949	*	34,001
Dennis M. Loughran	2,597	*	2,597
Paul B. Middleton	25,284	*	25,284
William E. Mitchell	13,339	*	15,120
Robert G. Paul	39,165	*	39,988
John A. Richie	93,736	*	93,736
Robert D. Wachob (4)	322,252	1.91	322,252

All Directors and Executive Officers as a Group (25 Persons)	1,516,028	9.00	1,536,267

(1)	Represents the total number of currently owned shares and shares acquirable within 60 days of March 5, 2007 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/28,250; Boomer/61,363; Brennan/6,862; Daigle/100,405; Diefenthal/13,500; Gillern/61,000; Howey/40,750; Jaskol/47,466; Jensen/3,929; Kraus/27,480; Loughran/0; Middleton/24,406; Mitchell/11,250; Paul/ 31,564; Richie/74,700; Wachob/247,905; and the group of 25 individuals/1,200,262.

(2)	Represents the percent of ownership of total outstanding shares of capital stock, based on 16,842,696 shares of common stock outstanding as of March 5, 2007, with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.

(3)	Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers’ compensation programs.

(4)	Messrs. Daigle, Diefenthal, Jaskol, Wachob and Ms. Jensen own, respectively: 1,829; 4,367; 1,000; 64,940 and 1,374 shares included above as to which investment and voting power is shared with spouses.

The address of all persons listed above is c/o Rogers Corporation, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2006 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission (SEC) on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)
Lord, Abbett & Co. LLC (2)	2,202,024	13.1
90 Hudson Street
Jersey City, New Jersey 07302

Capital Research and Management Company	1,350,000	8.0
333 South Hope Street
Los Angeles, California 90071

Westport Asset Management, Inc. (3)	1,233,401	7.3
253 Riverside Avenue
Westport, Connecticut 06880

Barclays Global Investors NA (4)	972,554	5.8
45 Freemont Street
San Francisco, California 94105

(1)	As of the record date, March 5, 2007.

(2)	Lord, Abbett & Co. LLC, a registered investment advisor, has sole voting and investment power with respect to 2,065,924 of the shares listed above.

(3)	Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 164,800 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 960,601 of the shares listed above, and has shared investment power with respect to 1,068,601 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

(4)	Barclays Global Fund Advisors, a registered investment advisor, has sole voting and investment power with respect to 917,231 of the shares listed above.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized here.

  The board of directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long-term interests of the shareholders are being served.

  All directors stand for election annually.

  The board of directors has adopted a retirement policy for directors, which is set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the board deems it advisable to do so.

  The board of directors has determined that 7 of its 9 nominees for director, representing a substantial majority of the board, are independent. Rogers’ Corporate Governance Guidelines require that a majority of the board be independent under New York Stock Exchange (“NYSE”) listing requirements but also state that it is the board of directors’ goal (but not a requirement) that at least two-thirds of the directors be independent. It is anticipated that an eighth director, Walter E. Boomer, will be deemed independent in April of 2007, pursuant to the NYSE listing requirements.

  The (i) Audit, (ii) Compensation and Organization and (iii) Nominating and Governance Committees consist solely of independent directors. The charters of all of the committees of the board of directors are approved by the entire board and clearly establish committee responsibilities.

  The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers’ independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm’s compensation and oversees and evaluates Rogers’ internal audit function. The Audit Committee has more than one member who has accounting or financial management expertise, and has two members who are “Audit Committee Financial Experts”.

  The non-management directors regularly meet in executive session and there is an independent “Lead Director” who is responsible for presiding over such meetings.

  The board of directors annually evaluates its own performance. Each of the board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

  The board of directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

  Independent committees of the board of directors evaluate the performance of the CEO and determine his compensation. The board of directors as a whole oversees CEO and other senior management succession planning.

  Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

  The Corporate Governance Guidelines are available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Board of Directors

DIRECTOR INDEPENDENCE

Under the rules of the NYSE, the board of directors is required to affirmatively determine the independence of each director based on the absence of any direct or indirect material relationship between the Company and the director. The board has adopted the following categorical standards, which are also contained in Rogers Corporation Corporate Governance Guidelines available on Rogers’ website, to assist it in determining director independence in accordance with NYSE’s independence standards:

  If a Rogers director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, such amount should not exceed $30,000;

  If a Rogers director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;

  If a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and

  If a Rogers director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization should be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.)

The board of directors has determined that all of the directors other than Mr. Wachob satisfy these standards and accordingly have no direct or indirect material relationship with Rogers other than (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under “Directors’ Compensation” and (3) having beneficial ownership of Rogers securities as disclosed in this proxy statement under “Stock Ownership of Management”. However, Mr. Boomer was a Rogers executive within the last three years and therefore, neither he nor Mr. Wachob can be considered independent as of the date of the most recent determination. The independent members of the board affirmatively determined that all of Rogers’ other board members as follows are independent: Leonard M. Baker, Charles M. Brennan, III, Gregory B. Howey, Leonard R. Jaskol, Carol R. Jensen, Eileen S. Kraus, and Robert G. Paul; and had determined the independence of the following two directors who are not standing for re-election: Edward L. Diefenthal and William E. Mitchell.

MEETINGS; CERTAIN COMMITTEES

Board of Directors

The Rogers board of directors held eight meetings during 2006 (for administrative reasons, two board meetings were held on April 28, 2006; however directors earned meeting fees for only one meeting). The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee, and a Nominating and Governance Committee. All directors attended more than 75% in the aggregate of the meetings held in 2006 of the board during their tenure as directors and the committees on which each such director served during their tenure as committee members. All of the members of the board of directors attended the 2006 Annual Meeting of Shareholders except for Mr. Diefenthal.

The Rogers board of directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers’ website, www.rogerscorporation.com, and in print to shareholders along with the charters of the Audit, Compensation and Organization, and Nominating and Governance Committees. See “Availability of Certain Documents” in this proxy statement.

Meetings of Non-Management Directors

The board holds regularly scheduled sessions for the non-management directors of the Company without management present. These meetings are presided over by the Lead Director or, if he or she is not in attendance, the Chairperson of the Nominating and Corporate Governance Committee. The directors have determined that the Company’s Lead Director, if one has been appointed, will be the presiding director at these sessions. In the event that the Company does not have a Lead Director or he or she is not in attendance, the chairperson of the Nominating and Governance Committee will be the presiding director. The non-management directors may meet without management present at other times as determined by the Lead Director. Mr. Paul serves as the Lead Director. Currently, the non-management directors of the Company are Messrs. Baker, Boomer, Brennan,

Diefenthal, Howey, Jaskol, Mitchell and Paul, and Mss. Jensen and Kraus. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director, or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Lead Director.

Audit Committee

The Audit Committee held 12 meetings in 2006. The Audit Committee’s responsibilities include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers’ accounting, financial and operating controls. Mr. Paul is the chairperson of the Audit Committee, with Messrs. Brennan and Howey and Ms. Kraus as members. The board of directors has determined that each of these individuals is “independent” in accordance with the NYSE’s listing standards and the rules and regulations of the SEC and related federal law. In addition, the board of directors has also determined that Mr. Paul and Mr. Brennan are “Audit Committee Financial Experts” in accordance with the standards established by the SEC. The Audit Committee’s charter is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee has three members and held seven meetings in 2006. During 2006, the Compensation and Organization Committee was comprised solely of non-management directors, who were each: (i) independent as defined under the NYSE listing standards and determined by the board of directors, (ii) a non-management director for purposes of Rule 16-b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. Ms. Kraus is the chairperson of this committee, with Messrs. Mitchell and Paul as members.

The board has adopted a charter for the Compensation and Organization Committee, which is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Compensation and Organization Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

  establish the base salary, incentive compensation and any other compensation for Rogers’ Chief Executive Officer and review and approve the Chief Executive Officer’s recommendations for the compensation of all executive officers;

  monitor Rogers’ management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on this committee by the terms of those plans; and

  annually review and make recommendations regarding compensation for non-management directors.

The Nominating and Governance Committee reports its evaluation of the Chief Executive Officer’s performance to this committee. During committee meetings at which compensation actions involving the Chief Executive Officer are discussed, the Chief Executive Officer does not participate in the discussions if the committee so chooses. As Chief Executive Officer, Mr. Wachob recommends compensation decisions involving the executive officers and discusses these recommendations and related issues with the Compensation and Organization Committee. During committee meetings at which compensation actions involving executive officers are discussed, Mr. Wachob has taken an active part in the discussions.

The agenda for meetings of the Compensation and Organization Committee is determined by its chairperson with the assistance of Rogers’ Vice President of Human Resources. Compensation and Organization Committee meetings are regularly attended by the Chief Executive Officer, the Vice President of Human Resources, and certain other members of management. At each meeting, the Compensation and Organization Committee has the opportunity to meet in executive session. The Compensation and Organization Committee’s chairperson reports the committee’s recommendations and decisions on executive compensation to the full board of directors.

The Compensation and Organization Committee has the sole authority to retain and terminate outside advisors with respect to executive and director compensation. This committee has retained Pearl Meyer & Partners, or PM&P, since 2004 as its outside compensation consultant. PM&P provides compensation data and analyses that serve as the basis for setting executive officer and director compensation levels, and advises the committee on its compensation decisions. PM&P also advises the committee on the structure of executive officer compensation programs which includes the design of incentive plans, and the forms and mix of compensation.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation and Organization Committee during fiscal year 2006 was composed of Eileen S. Kraus (chairperson of the committee), William E. Mitchell, and Robert G. Paul. None of them has served as an officer or employee of the Company or had any “interlocking” relationships” requiring disclosure under applicable rules and regulations of the SEC.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2006. This committee has functions that include developing and recommending to the board of directors criteria for board and committee membership, reviewing the qualifications of candidates for director, nominating candidates for election to the board of directors, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the board of directors corporate governance guidelines, evaluating the performance of the CEO, and at least yearly overseeing a review of the performance of the board of directors and its committees. Mr. Jaskol is the chairperson of the Nominating and Governance Committee, with Dr. Baker and Messrs. Brennan and Diefenthal as members. The board of directors has determined that each of Messrs. Jaskol, Diefenthal, Brennan and Dr. Baker are “independent” in accordance with the NYSE’s listing standards. The Nominating and Governance Committee charter is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Vice President, Treasurer and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the board of directors, have been adopted.

DIRECTORS’ COMPENSATION

Directors who are employees of Rogers receive no additional compensation for their services as directors. The Compensation and Organization Committee periodically reviews non-management director compensation policies with the assistance of PM&P. In 2006, annual compensation for non-management directors consisted of an annual retainer, meeting fees and stock options. Each of these components is shown in the following table and described in more detail below.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Leonard M. Baker	$53,515	$119,860	$173,375
Walter E. Boomer	$48,890	$119,860	$168,750
Charles M. Brennan, III	$50,890	$119,860	$170,750
Edward L. Diefenthal	$46,390	$119,860	$166,250
Gregory B. Howey	$59,140	$119,860	$179,000
Leonard R. Jaskol	$54,140	$119,860	$174,000
Carol R. Jensen (3)	$38,806	$105,968	$144,774
Eileen S. Kraus	$61,265	$119,860	$181,125
William E. Mitchell	$50,390	$119,860	$170,250
Robert G. Paul	$80,660	$119,860	$200,520

1.	Includes meeting fees and the annual retainer. Certain directors have elected to receive compensation in Rogers common stock. The conversion of the cash amount into shares of Rogers common stock was made at fair market value. Fractional shares have been rounded up to whole shares.

2.	The fair value of option awards is the same as the compensation cost realized in financial statements because all options awarded to directors are immediately vested at grant. There were two stock option grants for non-management directors: June 15, 2006, and December 15, 2006. For the June 15, 2006 grant, the Black-Scholes value is $24.329 (using an expected term of 6.17 years, a volatility of 38.63%, a risk-free rate of 5.08% and an expected divided yield of 0%). For the December 15, 2006 grant, the Black-Scholes value is $28.942 (using an expected term of 6.17 years, a volatility of 37.96%, a risk-free rate of 4.57% and an expected divided yield of 0%). Ms. Jensen’s 6/15/06 option award value was calculated assuming the same grant date Black-Scholes assumptions using fewer shares (1,679 instead of 2,250). The aggregate number of option awards outstanding at the end of the fiscal year for each non-management director is as follows (last name/number of shares): Baker/28,250; Boomer/61,363; Brennan/6,862; Diefenthal/13,500; Howey/40,750; Jaskol/47,466; Jensen/3,929; Kraus/27,480; Mitchell/11,250; Paul/ 31,564.

3.	Ms. Jensen joined the board on February 16, 2006, and her 2006 compensation was pro-rated.

Annual Retainer

Non-management directors earned an annual retainer of $35,000 in 2006. The lead director and chairperson of each board committee were paid an additional annual retainer as follows: (i) Lead Director (Mr. Paul) - $15,000; (ii) Audit Committee Chairperson (Mr. Paul) - $10,000; (iii) Compensation and Organization Committee Chairperson (Ms. Kraus) - $7,500; (iv) Nominating and Governance Committee Chairperson (Mr. Jaskol) - $5,000; (v) Finance Committee Chairperson (Mr. Howey) - $5,000 and (vi) Safety and Environment Committee Chairperson (Dr. Baker) - $3,500. The retainer is pro-rated for non-management directors who serve for only a portion of the year. The annual retainer is normally paid in June and December. Directors may elect to defer the annual retainer pursuant to a non-qualified deferred compensation plan.

Meeting Fees

Directors currently receive $1,500 for each board meeting attended. Committee chairpersons currently receive $1,500 for each committee meeting attended and other committee members currently receive $1,000 for each committee meeting attended. Fees for telephonic meetings are reduced by 50%. Meeting fees are paid in cash unless Rogers stock compensation is elected. Directors may also elect to defer this compensation.

Stock Options

Stock options were granted to non-management directors in June and December of 2006. Each regular semi-annual grant was for 2,250 shares with an exercise price equal to the fair market value of the stock at the time of the grant. Ms. Jensen became a director in February of 2006 and as a result her June grant was prorated and totaled 1,679 shares. Options granted to non-management directors are immediately exercisable and expire ten years after the grant date even if the individual ceases to be a director.

Perquisites

Rogers does not provide its non-managment directors any additional benefits and/or perquisites beyond what is reported in the table above. Rogers does reimburse its directors for expenses associated with attending any board or committee meetings.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers’ financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, Rogers’ independent registered public accounting firm (independent auditors), who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers’ accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Rogers, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 which the Audit Committee received from the independent registered public accounting firm, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Rogers’ independent registered public accounting firm and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of Rogers’ internal control, including internal control over financial reporting, and the overall quality of Rogers’ financial reporting. During 2006, the Audit Committee held 12 meetings, including quarterly closing conferences with the independent registered public accounting firm and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

The Audit Committee is governed by a charter which may be found on Rogers website. The members of the Audit Committee are considered to be “independent” because they satisfy the independence requirements of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors and the board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2007 and shareholders are being asked to ratify this appointment at the 2007 annual meeting.

Audit Committee:	Robert G. Paul, Chairperson
Charles M. Brennan, III, Member
Gregory B. Howey, Member
Eileen S. Kraus, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Discussion and Analysis

The Company’s executive compensation philosophy is to attract, retain and motivate the most talented and dedicated executives possible, consistent with achieving outstanding business performance and shareholder value at a reasonable cost. The Company’s approach to executive compensation takes into account the cyclical nature of the Company’s business. This approach is based on creating an executive pay structure that can be maintained during down cycles while rewarding executives with total compensation well above the median when justified by business results and individual performance.

Decision-Making by the Compensation and Organization Committee

The Compensation and Organization Committee of the board of directors, which is referred to as the committee, in this Compensation Discussion and Analysis, directs the design and oversees the executive compensation programs. A detailed discussion of the committee’s structure, roles and responsibilities and related matters can be found above under the heading “Compensation and Organization Committee” on page 8. This disclosure includes a description of the role of outside compensation consultant, Pearl Meyer & Partners, or PM&P, in advising the committee on various matters related to the Company’s executive compensation program.

Core Principles

Rogers and the committee apply the following core principles in structuring the compensation of the executive officers, including the executive officers named in the Summary Compensation Table below, whom are referred to as the named executive officers:

  A strong link should exist between incentive compensation and corporate profitability.

  A meaningful equity position for executives should exist, which should lead them to manage from an owner’s perspective.

  A significant reward for executives should be realized when delivering shareholder returns greater than comparable peer companies over a long period of time.

  A total rewards package should be strongly competitive with other mid-size companies in the electronics business.

  A simple program design should be in place which is easy to communicate and understand and is motivational.

Benchmarking

In conjunction with the committee, the Company has sought to compare its executive compensation program to that of the companies in a comparator group for common positions. This group consists of U.S. public companies in the electronics business that, in the aggregate, both management and the committee believe best represents the Rogers portfolio of businesses and the labor market with which Rogers competes for executive talent. The committee believes using a comparator company group is an appropriate method to understand the executive talent market in which Rogers must compete to attract and retain top-quality talent.

PM&P (in consultation with management) proposed the comparator company group in 2004, which was reviewed and approved by the committee. Each year the committee monitors and adjusts the comparator companies with the assistance of PM&P and management. In 2006, the comparator company group consisted of the following 17 U.S. public companies with a median revenue of approximately $450 million and a median market capitalization of approximately $620 million (as of the second quarter of 2006 based on a rolling four quarters basis):

Adaptec Inc.	COHU Inc.	Kulicke & Soffa Industries
Aeroflex Inc.	DSP Group	Macdermid Inc.
Axcelis Technologies Inc.	Electro Scientific Industries Inc.	Methode Electronics
Baldor Electric Inc.	Esterline Technologies Inc.	Photronics Inc.
Brooks Automation Inc.	FEI Co.	Radisys Corp
Brush Engineered Materials	Hutchinson Technology Inc.

The committee also relies on proprietary compensation data from PM&P and other survey data sources. This compensation information (proxy and survey data) is then combined to form a market composite that is used to evaluate compensation for the Chief Executive Officer and Chief Financial Officer. Survey data is used for all other named executive officers when proxy data is unavailable.

Market Positioning

The committee’s policy is to manage each element of the compensation program to be competitive within a range around the 50th percentile of the comparator company group. Through the range of opportunities provided in the short-term incentives and equity incentives (each discussed more fully below), actual payments may exceed the median when the Company’s performance exceeds targeted objectives and fall below the median when performance is below target. An executive officer’s total compensation (or an element) in any given year may be set above or below the median depending on experience, tenure, performance and internal equity.

Pay Mix

In general, the committee intends that each compensation component should reflect the competitive marketplace. At the same time, the Company recognizes that the costs of the compensation program impact Rogers’ financial performance. Consistent with balancing these objectives, the short-term and equity incentives are all based on improving financial results over the previous year so as to provide the executive with performance-based compensation only when the shareholders receive added value. The other compensation elements are intended to serve as a means to retain executives at a reasonable cost when financial performance does not improve over the previous year.

Other Factors Influencing Compensation

The Company strongly believes in engaging the most dedicated and talented executives in critical functions, and this may entail negotiations with individual executives who have significant compensation packages in place with their current employer. The committee may determine that it is appropriate to provide compensation outside of the normal range to individuals to address (a) job and position responsibilities, (b) strategic investment in individuals deemed critical to leadership succession plans, (c) retention of critical talent, (d) outstanding individual performance, (e) prior applicable work experience and (f) internal pay equity. The committee does not assign specific weights to these criteria.

Components of Rogers’ Compensation Program

The compensation program for the named executive officers consists of:

1)	Base salary

2)	Short-term incentives—namely the Rogers Corporation Annual Incentive Compensation Plan

3)	Equity incentives—namely, Performance Shares and Stock Options

4)	Retirement benefits and perquisites

5)	Severance and change in control protection

BASE SALARY

Base salary decisions are intended to adequately compensate executive officers for performing their duties and in a manner that maintains internal equitable treatment. Overall, base salary levels for the named executive officers are targeted, on average, around the 50th percentile for similar positions in the comparator company group and survey data. Base salary increases awarded to executive officers are based on an assessment of the individual’s performance, competitive market practices, and internal equity. The committee does not assign specific weights to these criteria.

The salaries for all of the Company’s named executive officers in 2006 are shown in the Summary Compensation Table that follows this report. Messrs. Wachob, Loughran, Daigle, Richie, Gillern, and Middleton received base salary increases in 2006. Working with PM&P, the committee reviewed the total compensation of each officer. Based on the market and peer group analysis for these positions, the committee determined that base pay increases for these executives were appropriate.

SHORT-TERM INCENTIVES

The short-term performance incentive program is a core component of the pay-for-performance philosophy. The Rogers Corporation Annual Incentive Compensation Plan (AICP) is a cash-based, pay-for-performance annual incentive plan that applies to all executive officers as well as managers and professionals selected by the CEO who directly affect Rogers’ profitability. Annual incentives are designed to increase the amount of total annual cash compensation that is at risk as the person achieves higher levels of responsibility. This plan supports Rogers’ goals for improving profitability and helps to:

  Reward key talent that’s needed for Rogers to succeed;

  Share the benefits of significant financial performance; and

  Provide pay that is competitive with the comparator and benchmark companies.

Payments under this plan do not qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, which means that these payments may not necessarily be tax deductible to the Company.

The AICP incentive formula has the following components:

Base Salary	X	Individual Incentive Target	X	AICP Performance Factor	=	Potential AICP Award
(Corporate and/or Business
Unit Performance)

Individual Incentive Targets

The “Individual Incentive Targets” are based on competitive market data. Each year, the committee designates the target award opportunity for each executive officer as a percentage of base salary. For 2006, the specific Individual Incentive Targets for the named executive officers were:

Mr. Wachob	70%
Mr. Loughran	40%
Mr. Gillern	33%
Mr. Daigle	40%
Mr. Richie	35%
Mr. Middleton	25%

Individual targets were set taking into consideration target awards for comparable jobs in the competitive market, the range of awards available under the AICP, the performance of the executive and internal equity. Grants (at threshold, target, and maximum) under the AICP are reported in the “Grants of Plan-Based Awards” table under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” on page 22.

For the named executive officers that are employed at Rogers’ headquarters (Messrs. Wachob, Loughran, Daigle, Richie and Middleton), their ability to meet the Individual Incentive Target is based entirely on corporate performance. The Individual Incentive Target for Mr. Gillern, who is a Vice President of Rogers’ Advanced Circuit Materials Division, is based 50% on corporate performance and 50% on business unit performance.

AICP Corporate Unit and Business Unit Performance Factor

Corporate performance for executive officers is based on Rogers’ after-tax profit as reflected in diluted earnings per share (EPS). To strongly promote and reward increasing profitability, the prior fiscal year’s EPS results normally serve as the threshold for beginning to earn a bonus based on corporate performance for the following fiscal year. Adjustments due to extraordinary or non-recurring items may be considered and approved in the committee’s sole discretion.

Business unit performance factors often are also used for Mr. Gillern and other executive officers that are principally responsible for one of Rogers’ business units. Prior year business unit financial results normally serve as the threshold for beginning to earn a bonus based on business unit performance. In addition to extraordinary or non-recurring items, market conditions may cause the threshold for earning a bonus to be either higher or lower than the prior year’s business unit financial results.

The AICP Performance Factor is based on corporate unit performance and/or business unit performance (as applicable). The threshold value for beginning to earn a bonus is usually set at last year’s profit amount. To earn a 100% target bonus, an improvement target of approximately 10% is usually established. Additional bonus targets are also set for a 200% and 300% bonus award. Although a profit improvement of approximately 20% and 40% over the threshold respectively is usually needed for these higher awards, the targets may be set differently if the committee so chooses.

For 2006, the earnings per share target for the Company was $1.60 per share, which represented a 63% increase from the Company’s 2005 earnings per share. The committee established this higher performance target due to nonrecurring accounting charges incurred in 2005, which led to a lower EPS in 2005 than if these nonrecurring accounting charges had not been taken, and therefore require a greater increase in EPS from 2005 to 2006 to reflect what the committee believed should constitute an appropriate performance threshold. With respect to Mr. Gillern, division operating profit was used as the performance goal. To achieve one hundred percent of the target bonus, his business unit was required to achieve a 17.9% percent increase in division operating profit as compared to 2005.

2006 Performance and Payments

For 2006, Rogers increased its diluted EPS from $0.98 per share to $2.69 per share, representing a 174% increase. This increase exceeded the maximum 300% corporate performance target. As a result, Messrs. Wachob, Loughran, Daigle, Richie and Middleton each earned the maximum payment under the AICP. With respect to Mr. Gillern, the Company’s Advanced Circuit Materials Division achieved a financial performance that earned him a bonus of 54% of his target bonus for business unit performance. Payments under the Annual Incentive Compensation Plan are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Compensation” on page 19.

These AICP payments reflect how a significant increase in corporate performance can impact executive compensation under the pay for performance philosophy at Rogers. In 2005, Rogers achieved diluted EPS equal to $0.98 per share, which represented a $1.01 decrease in diluted EPS as compared to 2004. As a result, Mr. Wachob, Mr. Daigle, Mr. Richie and Mr. Middleton did not receive any AICP payment for 2005. Mr. Gillern’s business unit did not meet the financial performance threshold for 2005 and therefore he also did not receive a bonus. Mr. Loughran was not employed by the Company in 2005.

Special Bonus

In 2005, Mr. Middleton earned a special one-time $20,000 payment as compensation for his duties as interim chief financial officer.

EQUITY INCENTIVES

The equity incentive program is designed to enhance long-term value for shareholders, and encourage employee retention and stock ownership. These programs include performance shares and stock options. Equity compensation levels for the executive officers are targeted, on average, around the 50th percentile for similar positions at the comparator group companies by taking into account both proxy and survey information. The executive officers receive a large proportion of their overall targeted compensation in the form of equity incentives in order to align the interests of management and shareholders and to promote a focus on long-term results. Targeted long-term incentive positions for the named executive officers were established after reviewing an external market competitiveness analysis conducted by PM&P.

In 2006, Rogers considered whether it was appropriate to use performance shares as part of the equity incentive program. Specifically, the committee evaluated the impact on company earnings of equity expensing, reviewed the actions taken by the comparator group companies to reduce the use of stock options and considered Rogers’ dilution and stock option overhang levels. As a result of this review, the committee decided for the first time to grant performance shares equal to twenty-five percent of the total equity incentive for 2006 and thus lowered the number of stock options awarded. The use of performance shares is intended to directly link a portion of the named executive officers’ equity incentive to the Company’s objective for profit growth.

Performance Shares

On March 16, 2006, the committee for the first time granted the named executive officers, except Mr. Loughran, an opportunity to earn performance shares under the Rogers Corporation 2005 Equity Compensation Plan. These grants are intended to qualify as tax-deductible “performance-based compensation” for the purposes of Section 162(m) of the Internal Revenue Code, and are reported in the “Grants of Plan-Based Awards” table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 22. A form of the grant agreement – referred to as the Performance-Based Restricted Stock Award Agreement – is attached as Exhibits 10.1 to Rogers’ current report on Form 8-K filed with the SEC on March 22, 2006.

The target number of shares of Rogers common stock to be awarded based on future performance is equal to (a) an initial dollar amount determined by the committee for the executive officer divided by (b) the then current fair market value of a share of Rogers common stock, and then rounding the number of shares up to the next highest 50 shares. The committee approved the following threshold, target and maximum number of shares of Rogers common stock for the 2006 awards as follows:

Executive	Threshold	Target	Maximum
Mr. Wachob	0 shares	7,000 shares	14,000 shares
Mr. Loughran	0 shares	0 shares	0 shares
Mr. Daigle	0 shares	1,600 shares	3,200 shares
Mr. Richie	0 shares	1,450 shares	2,900 shares
Mr. Gillern	0 shares	1,350 shares	2,700 shares
Mr. Middleton	0 shares	1,050 shares	2,100 shares

Linear interpolation will be used when actual performance achievement results are between threshold, target and maximum.

The number of shares, if any, that will be issued under these grants depends upon Rogers’ cumulative annual growth in EPS during 2006, 2007, and 2008 three year fiscal period and the officer’s continued employment with Rogers. Based on the outstanding performance during 2006, Rogers has already achieved more than half of the targeted diluted EPS growth. If Rogers earns $2.29 per share or more in each of 2007 and 2008, Rogers will achieve the maximum level of performance.

The committee chose this performance measure after evaluating, with PM&P’s assistance, the predictability and correlation of revenue; EPS; earnings before interest, taxes, depreciation, and amortization (EBITDA); return on invested capital; operating income; and net income as a percentage of sales and EPS to Rogers share price over the ten year period from 1995 to 2005. It also evaluated these metrics over the same period with respect to Rogers’ comparator group companies. This review suggested that diluted EPS had the highest degree of correlation to Rogers share price relative to other performance metrics noted above.

In lieu of a grant of performance shares, Mr. Loughran received a time based restricted stock grant as part of his new hire compensation package. This grant is intended to compensate Mr. Loughran for the restricted stock that he forfeited upon leaving his prior employment.

Stock Options

Rogers has used stock options as its primary long-term incentive vehicle. Together with the committee, management believes that stock options align an employee’s and executive officer’s interests with shareholders because the employee realizes no value when the price of the stock remains the same or declines from the price at grant. The number of stock options awarded to an executive officer is based on the individual’s level in the organization, competitive practices, individual performance and internal pay equity. The committee does not assign specific weights to these criteria.

The exercise price for stock options is based on the fair market value of Rogers common stock on the date of the grant. In recent years, “fair market value” was defined in the stock plan as the closing price for a share of Rogers common stock on the last trading day immediately before the date of grant. Using this methodology, the exercise price for stock options granted to each of the named executive officers in February 2006 was slightly higher than the closing price of Rogers common stock on the grant date. For administrative simplicity, on October 27, 2006 “fair market value” was changed by the board to the closing price on the date of the grant. Only the committee may grant equity to any executive officer. Rogers does not time the granting of stock options around the disclosure of material non-public information. With the exception of grants to new hires and occasional awards to non-executive officers, stock options are now granted annually at the meeting of the committee associated with the February board meeting, which is when individual executive performance is reviewed and when base salary and AICP bonus targets are set for the year.

Stock Ownership Guidelines

In order to further link the interests of management and shareholders, executive officers are expected to use shares obtained on the exercise of their stock options and receipt of performance shares, after satisfying the cost of acquisition and taxes, to establish a significant level of direct stock ownership. Executives are expected to make steady progress towards reaching a voting stock ownership level of two times salary, no later than after completing ten years of service as an executive officer.

Securities Trading Policy

Under Rogers securities trading policy, members of the board of directors, executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of Rogers securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to help ensure compliance with all insider trading rules.

RETIREMENT BENEFITS AND PERQUISITES

Pension Plan

The Rogers Corporation Defined Benefit Pension Plan (the “Pension Plan”), a qualified defined benefit pension plan, provides pension benefits to certain regular U.S. employees of the Company or its subsidiaries. Employees earn vested pension benefits after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits. Early retirement is at age 55.

A detailed description of the Pension Plan with a listing of actual benefits accrued by named executive officers under this plan as of December 31, 2006 is set forth in the “Pension Benefits Table” starting on page 28.

Pension Restoration Plan

The Rogers Corporation Amended and Restated Pension Restoration Plan (the “Pension Restoration Plan”) replaces amounts that cannot be earned under the Pension Plan due to limitations under federal tax laws or because an executive defers salary on a pre-tax basis under a non-qualified deferred compensation plan. Without restoring these benefits, senior management would earn a much smaller percentage of base salary as retirement benefits than other lower-paid employees and Rogers would be at a competitive disadvantage in the labor market. The Pension Restoration Plan is unfunded.

In 2004, the committee approved the aforementioned supplemental retirement benefits for four current executives, including Mr. Wachob, Mr. Gillern and Mr. Richie, under the Pension Restoration Plan by including certain bonus payments as eligible pension compensation. Specifically, only bonuses earned on or after January 1, 2004 are included in the pension calculation except in certain special circumstances, such as a change in control or an employment termination triggering severance benefits or due to death or disability, in which case all bonus compensation would be included.

The committee adopted the supplemental pension benefit program in 2004 in order to make the Pension Restoration Plan more competitive. Market information provided by an outside pension consultant demonstrated that the practice of excluding bonus payments for senior executives was not comparable to what other companies were providing to their executives. In providing the supplemental pension benefits, the committee balanced the need to provide a competitive benefit with cost considerations by covering bonuses on a prospective basis only unless the executive terminated employment due to special circumstances.

A detailed description of the Pension Restoration Plan with a listing of present value of accumulated benefits accrued by named executive officers under this plan as of December 31, 2006 is set forth in the “Pension Benefits Table” starting on page 28.

Voluntary Deferred Compensation Plan

Rogers maintains the Rogers Corporation Voluntary Deferred Compensation Plan for Key Employees. This non-qualified plan allows executive officers and other participants to defer amounts of salary and bonus and receive the equivalent matching contributions that may not be allowed under the Rogers Employee Savings and Investment Plan, a 401(k) plan, due to federal tax law limitations. Without providing this pre-tax savings opportunity, key employees would not be afforded the same pre-tax savings opportunity (expressed as a percentage of cash compensation) as other Rogers’ employees and management would be at a competitive disadvantage in the labor market. The amounts deferred under this plan are credited with interest using the 10 year U.S. Treasury Note rate plus 20 basis points. No participants are entitled to accelerated payments on request for any portion of their account balance except due to hardship. Similar to the Pension Restoration Plan, this plan is unfunded. A detailed description of the Voluntary Deferred Compensation Plan with a listing of total account balances for named executive officers is set forth in the “Non-Qualified Deferred Compensation” table on page 31.

Perquisites

In order to attract and retain executive officers, the committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile and gas allowance (for which they are reimbursed all maintenance costs and provided insurance coverage), or the equivalent reimbursement for a personally owned or leased car and gas allowance. In addition, in 2006, Rogers provided a housing and relocation benefit to Mr. Loughran in connection with hiring him as Vice President Finance and Chief Financial Officer in February 2006 and to Mr. Middleton as final payment due to his relocation. Other than the arrangements described above, Rogers does not provide any other perquisites to its named executive officers. A listing of the total costs incurred for perquisites on behalf of the named executive officers is set forth in the “All Other Compensation” table on page 21.

SEVERANCE AND CHANGE IN CONTROL PROTECTION

Rogers’ severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. In addition, in 1991, the board determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers’ named executive officers to their duties to Rogers and its shareholders. Toward that purpose, Rogers has entered into Officer Special Severance Agreements with Messrs. Wachob, Loughran, Daigle, Richie and Middleton. These agreements provide certain severance benefits to them in the event of a termination of their employment during a 36-month period following a change in control of Rogers. Details regarding Rogers’ severance policy and the change in control agreements with its named executive officers (other than Mr. Gillern) are set forth under “Potential Payments on Termination or Change in Control” on page 32.

IMPACT OF ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of the compensation program is an important consideration in their design, but it is not the sole consideration.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the committee has not adopted a policy that all compensation must be deductible. In this regard, the AICP is not exempt from Section 162(m).

In the first quarter of 2006, the Company began expensing equity awards in accordance with SFAS 123(R) (Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock-Based Compensation). Like many of the companies within the comparator company group, Rogers also has taken measures to ensure that equity granting practice remains competitive but also cost effective by beginning to use performance shares in lieu of some options.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities and Exchange Act of 1933 with management. Based on such review and discussions, the committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully submitted, Eileen S. Kraus, Chairperson William E. Mitchell, Member Robert G. Paul, Member

The Compensation and Organization Committee Report and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rogers specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation

The following table summarizes the compensation of the named executive officers for the fiscal year end December 31, 2006. The named executive officers are the Company’s Chief Executive Officer, regular and interim Chief Financial Officers, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in the Change in Pension Value and Non-qualified Deferred Compensation column), all of whom were serving as executive officers as of December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-qualified
						Non- Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary		Awards	Awards	Compensation	Earnings	Compensation
Position	Year	(1)	Bonus	(2)	(3)	(4)	(5)	(6)	Total
Robert D. Wachob	2006	$429,158	—	$195,510	$858,859	$909,308	$319,498	$32,083	$2,744,416
President and Chief
Executive Officer

Dennis M. Loughran	2006	$233,000	—	$34,985	$72,542	$312,000	$23,040	$166,881	$842,448
VP, Finance and Chief
Financial Officer (7)

Robert C. Daigle	2006	$223,341	—	$44,688	$68,147	$271,939	$48,413	$15,166	$671,694
VP, R&D and Chief
Technology Officer

John A. Richie	2006	$198,317	—	$40,499	$199,171	$211,384	$142,067	$14,408	$805,846
VP, Human Resources

Frank J. Gillern	2006	$199,945	—	$37,706	$159,177	$118,258	$311,603	$14,396	$841,085
VP, Advanced Circuit
Materials Division

Paul B. Middleton	2006	$184,116	$20,000	$29,327	$50,722	$139,601	$14,301	$14,083	$452,150
Corporate Controller and
Interim Chief Financial
Officer (8)

1.	Reflects actual base salary amounts paid for fiscal year 2006. Salary increases for 2006 base salaries were effective at the beginning of April 2006. Annual base salaries as of April 2006 are as follows: Mr. Wachob - $433,004, Mr. Loughran - $260,000, Mr. Daigle - $226,616, Mr. Richie - $201,318, Mr. Gillern - $202,462, and Mr. Middleton - $186,134.

2.	Reflects the compensation cost of all stock awards granted to the named executive officers for 2006 under SFAS 123(R). For Mr. Loughran’s new hire restricted stock award, the fair market value is $47.98 per share, which reflects the fair market value as of the closing price for the March 15, 2006 grant date. All other stock awards reflect the 2006 compensation cost of the 2006-2008 performance shares using a fair market value of $52.92 per share which reflects the closing price as of March 16, 2006, and an estimated 200% payout based on the probability of achieving the performance condition. Detailed information on estimated future payouts can be found under the table “Grants of Plan-Based Awards”.

3.	Reflects the 2006 compensation cost of stock option awards to the named executive officers for 2006 under SFAS 123(R). Rogers determines the SFAS 123(R) fair value using the Black-Scholes option pricing model. The assumptions used to calculate the SFAS 123 fair value are disclosed in the Company’s 10-K filing. The hypothetical future values reflected in this table represent assumed rates of appreciation only. These rates are set by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and stock holdings are dependent on many factors, including, but not limited to, the future performance of Rogers stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

4.	Reflects the actual annual bonus payouts for fiscal year 2006 under the Rogers Corporation Annual Incentive Compensation Plan for all named executive officers. Mr. Gillern received the maximum award on the corporate portion of his bonus, and 54% of his target award on the business unit portion of his bonus. All other named executive officers, who received 100% of their bonus on corporate performance, received the maximum award, which is equal to 3 times their target award.

5.	Reflects the aggregate change in the accumulated present value of each named executive officer’s accumulated benefit under the Pension Plan and Pension Restoration Plan from fiscal year end 2005 to 2006. Information regarding the calculation of these amounts can be found under the Pension Benefits table on page 28. It does not include interest earned under the deferred compensation plan as the interest rate credited in 2006 is below 120% of the applicable federal long-term rate.

6.	Reflects the total amount of All Other Compensation reported in the All Other Compensation for Fiscal Year 2006 table set forth on page 21.

7.	Mr. Loughran was hired on February 1, 2006 and his annualized salary is $260,000. Mr. Loughran’s non-equity incentive compensation represents a full year’s award.

8.	Mr. Middleton received a special one-time bonus in 2006 for his services as the interim Chief Financial Officer.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2006

The following table sets forth aggregate amounts of “All Other Compensation” paid or accrued by the Company for the year ended December 31, 2006 on behalf of the named executive officers. Rogers does not provide any additional benefits and/or perquisites to its executives beyond what is reported in the table below. The total amount reflected below is set forth in the All Other Compensation column of the Summary Compensation Table on page 19.

							Tax Gross-Up
						Deferred	for the Pension	All other
			Car			Compensation	Restoration	Compensation
Name and Principal		401(k)	Allowance	Housing	Relocation	Company Match	Plan	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	(7)
Robert D. Wachob	2006	$5,500	$17,443	—	—	$5,469	$3,671	$32,083
President and Chief
Executive Officer

Dennis M. Loughran (7)	2006	$4,350	$8,758	$7,679	$146,094	—	—	$166,881
VP, Finance and Chief
Financial Officer

Robert C. Daigle VP,	2006	$5,492	$9,311	—	—	$295	$68	$15,166
R&D and Chief
Technology Officer

John A. Richie VP,	2006	$4,769	$9,454	—	—	—	$185	$14,408
Human Resources

Frank J. Gillern	2006	$5,008	$9,033	—	—	—	$355	$14,396
VP, Advanced Circuit
Materials Division

Paul B. Middleton (8)	2006	$4,614	$9,034	$435	—	—	—	$14,083
Corporate Controller and
Interim Chief Financial
Officer

1.	Reflects Rogers matching contributions to its 401(k) plan.

2.	Reflects the cost associated with the lease of a car, fuel allowance, mileage reimbursement, and car services for 2006.

3.	Reflects housing allowances and mortgage rate adjustments.

4.	Reflects the total cost of all relocation benefits paid or accrued during 2006 under Rogers’ standard relocation policy in connection with Mr. Loughran’s relocation to Rogers, Connecticut in connection with his commencement of employment. These expenses included home sale expense ($58,120), household goods transport ($26,540), home purchase expense ($6,090), housing allowance ($7,680), househunting ($29,715), and other expenses ($17,949).

5.	Reflects Rogers’ contributions to the Voluntary Deferred Compensation Plan.

6.	Reflects the amount of tax gross-up pursuant to the Pension Restoration Plan.

7.	Reflects the total amount of all benefits and perquisites provided to executives.

GRANTS OF PLAN-BASED AWARDS IN 2006 FISCAL YEAR

The following table provides information on stock options and performance shares in 2006 to each of the named executive officers. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The expense of these awards in 2006 is shown in the Summary Compensation Table on page 19.

					Estimated Future Payouts			All Other	All Other
					Under Equity Incentive			Stock	Stock	Exercise	Grant Date
		Estimated Possible Payouts Under			Plan Awards			Awards:	Awards:	or Base	Fair Value
		Non-Equity Incentive Plan Awards			(Expressed in Shares)			Number of	Number of	Price of	of Stock
		(2)			(3)			Shares of	Securities	Option	and Option
	Grant							Stock or	Underlying	Awards	Awards
Name	Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	(4)	(5,6)
Robert D. Wachob		$0	$303,103	$909,308
	2/16/2006								37,500	$47.98	$828,695
	3/16/2006				0	7,000	14,000				$740,880

Dennis M. Loughran		$0	$104,000	$312,000
	2/15/2006								15,000	$48.00	$331,620
	2/15/2006							2,500			$119,950

Robert C. Daigle		$0	$90,646	$271,939
	2/15/2006								8,600	$48.00	$190,129
	3/16/2006				0	1,600	3,200				$169,344

John A. Richie		$0	$70,461	$211,384
	2/15/2006								7,900	$48.00	$174,653
	3/16/2006				0	1,450	2,900				$153,468

Frank J. Gillern		$0	$66,812	$200,437
	2/15/2006								7,200	$48.00	$159,177
	3/16/2006				0	1,350	2,700				$142,884

Paul B. Middleton		$0	$46,534	$139,601
	2/15/2006								5,750	$48.00	$127,121
	3/16/2006				0	1,050	2,100				$111,132

1.	This column shows the date of the grant for all awards granted to named executives in 2006. The stock option grants for all executives except Mr. Wachob were approved by the Compensation and Organization Committee on February 15, 2006 with an exercise price at $48.00, which represents the NYSE closing price on the day immediately preceding the grant date. The Compensation and Organization Committee approved the stock option award for Mr. Wachob on February 16, 2006 with an exercise price of $47.98, which represents the NYSE closing price on the day immediately preceding the grant date. Mr. Loughran ‘s restricted stock award, which was time based and not performance based, was approved and granted on February 15, 2006. The performance shares listed above were approved by the Compensation and Organization Committee on March 16, 200,7 with a January 1, 2007 to December 31, 2009 performance period.

2.	All AICP target payouts are based on salaries as of October 1, 2006. For Mr. Wachob, the Annual Incentive Compensation Plan target represents 70% of base salary. All other named executive officer’s Annual Incentive Compensation Plan target reflect 25% - 40% of base salary. Maximum award opportunities are capped at 300% of the target award for all executives and threshold awards can be $0.

3.	Represents performance shares where the actual number of shares to be issued will vary depending upon the Company’s cumulative annual growth in earnings per share (EPS) during the Company’s 2006, 2007 and 2008 fiscal years.

4.	Represents the closing price on the NYSE on the day immediately preceding the grant date, which was higher than the closing price of the Company’s common stock on the grant date.

5.	Options allow the grantee to purchase a share of Rogers Common Stock for the fair market value of a share of Rogers Common Stock on the grant date. For stock option awards, it reflects the grant date SFAS 123(R) fair value for awards disclosed in this column: (1) Mr. Wachob - for stock options awarded on 2/16/06, the Black-Scholes value is $22.099 per share (using a volatility of 38.5%, a risk-free rate of 4.59%, a dividend yield of 0%, and an expected term of 6.17 years); and (2) Messrs. Loughran, Daigle, Richie, Gillern, and Middleton - for stock options awarded on 2/15/06, the Black- Scholes value is $22.108 per share (using a volatility of 38.5%, a risk-free rate of 4.60%, a dividend yield of 0%, and an expected term of 6.17 years). There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the SFAS 123(R) value.

6.	For restricted stock awards, the value reflects the grant date SFAS 123R fair value for awards disclosed in this column; for Mr. Loughran’s new hire restricted stock award, the fair market value is $47.98 per share which reflects the fair market value as of the closing price as of the grant date. All other awards reflect the fair market value of the 2006-2008 performance shares using a fair market value of $52.92, which reflects the closing price as of 3/16/06, and estimating a 200% payout based on the probability of achieving the performance condition.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

	Option Awards					Stock Awards
			Equity					Equity Incentive Plan
			Incentive				Market	Plan Awards:	Plan Awards:
			Plan				Value of	Number of	Market or
			Awards				Shares	Unearned	Payout Value
	Number of	Number of				Number	or Units	Shares, Units	of Unearned
	Securities	Securities	Number of			of Shares	of Stock	or Other	Shares, Units
	Underlying	Underlying	Securities			or Units of	That	Rights That	or Other
	Unexercised	Unexercised	Underlying	Option	Option	Stock That	Have Not	Have Not	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date (50)	Vested	(52)	(51)	Vested (52)
Robert D. Wachob	30,000 (1)	0	0	$22.50	10/27/2007
	15,000 (2)	0	0	$12.00	10/22/2008
	2,500 (3)	0	0	$34.25	10/18/2010
	18,000 (4,5)	0	0	$34.09	10/23/2011
	46,171 (6,7)	3,829 (6)	0	$26.11	10/23/2012
	0	2,595 (8)	0	$38.53	10/29/2013
	52,405 (9)	0	0	$38.53	10/29/2013
	40,000 (10)	0	0	$59.85	04/29/2014
	40,000 (11)	0	0	$34.83	04/28/2015
	0	37,500 (12,13)	0	$47.98	02/16/2016
						0	$0	14,000	$740,880

Dennis M. Loughran	0	15,000 (14,15)	0	$48.00	02/15/2016
						2,500	$119,950	0	$0

Robert C. Daigle	5,000 (16)	0	0	$17.88	06/18/2007
	10,000 (16)	0	0	$12.00	10/22/2008
	10,000 (16)	0	0	$18.75	10/20/2009
	5,000 (17,18)	0	0	$34.25	10/18/2010
	6,000 (19,20)	0	0	$34.09	10/23/2011
	12,000 (21)	0	0	$26.11	10/23/2012
	20,405 (22,23)	2,595 (22)	0	$38.53	10/29/2013
	15,000 (24)	0	0	$59.85	04/29/2014
	17,000 (25)	0	0	$34.83	04/28/2015
	0	8,600 (26,27)	0	$48.00	02/15/2016
						0	$ 0	3,200	$169,344

	Option Awards					Stock Awards
			Equity					Equity Incentive Plan
			Incentive				Market	Plan Awards:	Plan Awards:
			Plan				Value of	Number of	Market or
			Awards				Shares	Unearned	Payout Value
	Number of	Number of				Number	or Units	Shares, Units	of Unearned
	Securities	Securities	Number of			of Shares	of Stock	or Other	Shares, Units
	Underlying	Underlying	Securities			or Units of	That	Rights That	or Other
	Unexercised	Unexercised	Underlying	Option	Option	Stock That	Have Not	Have Not	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date (50)	Vested	(52)	(51)	Vested (52)
John A. Richie	5,000 (28)	0	0	$12.00	10/22/2008
	2,500 (28)	0	0	$34.25	10/18/2010
	6,000 (28)	0	0	$34.09	10/23/2011
	13,829 (29,30)	1,171 (29,30)	0	$26.11	10/23/2012
	16,200 (31)	1,800 (32)	0	$38.53	10/29/2013
	13,000 (33)	0	0	$59.85	04/29/2014
	17,000 (34)	0	0	$34.83	04/28/2015
	0	7,900 (35,36)	0	$48.00	02/15/2016
						0	$ 0	2,900	$153,468

Frank J. Gillern	10,000 (37)	0	0	$18.75	10/20/2009
	5,000 (38,39)	0	0	$34.25	10/18/2010
	14,000 (40)	0	0	$38.53	10/29/2013
	15,000 (41)	0	0	$59.85	04/29/2014
	17,000 (42)	0	0	$34.83	04/28/2015
	0	7,200 (43)	0	$48.00	02/15/2016
						0	$ 0	2,700	$142,884

Paul B. Middleton	2,667 (44)	0	0	$26.11	10/23/2012
	2,739 (45,46)	2,595 (45,46)	0	$38.53	10/29/2013
	7,000 (47)	0	0	$59.85	04/29/2014
	12,000 (48)	0	0	$34.83	04/28/2015
	0	5,750 (49)	0	$48.00	02/15/2016
						0	$ 0	2,100	$ 111,132

1.	This stock option grant is exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

2.	This stock option grant is exercisable as follows: 7,500 shares on 10/22/01 and 7,500 shares on 10/22/2002.

3.	This stock option grant contains special vesting and is exercisable as follows: 291 shares on 10/18/02; 1,375 shares on 10/18/03 and 834 shares on 10/18/04.

4.	This stock option grant (6,579 shares) contains special vesting and is exercisable as follows: 1,551 shares on 10/23/03; 2,095 shares on 10/23/04; and 2,933 shares on 10/23/05.

5.	This stock option grant (11,421 shares) contains special vesting and is exercisable as follows: 4,449 shares on 10/23/03; 3,905 shares on 10/23/04 and 3,067 shares on 10/23/05.

6.	This stock option grant (7,658 shares) contains special vesting and is exercisable as follows: 3,829 shares on 10/23/06 and 3,829 shares on 1/1/07.

7.	This stock option grant (42,342 shares) is 100% vested as of 12/13/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting is as follows: 16,666 shares on 10/23/04; 16,666 shares on 10/23/05 and 9,010 shares on 10/23/06.

8.	This stock option grant contains special vesting and is exercisable as follows: 2,595 shares on 1/1/08.

9.	This stock option grant is 100% vested as of 11/11/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting schedule is as follows: 18,333 shares on 10/29/05; 18,333 shares on 10/29/06 and 15,739 shares on 10/29/07.

10.	This stock option grant is immediately exercisable, but no shares from this grant can be sold before April 29, 2008 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

11.	This stock option grant is immediately exercisable, but no shares from this grant can be sold before April 28, 2009 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

12.	This stock option grant (4,000 shares) contains special vesting and is exercisable as follows: 2,000 shares on 2/16/2009 and the remaining 2,000 shares on 2/16/2010.

13.	This stock option grant (33,500 shares) contains special vesting and is exercisable as follows: 11,166 shares on 2/16/2008; 11,167 shares on 2/16/2009 and the remaining 11,167 shares on 2/16/2010.

14.	This stock option grant (9,000 shares) contains special vesting and is exercisable as follows: 3,000 shares on 2/15/2008; 3,000 shares on 2/15/2009 and the remaining 3,000 shares on 2/15/2010.

15.	This stock option grant (6,000 shares) contains special vesting and is exercisable as follows: 2,000 shares on 2/15/2008; 2,000 shares on 2/15/2009 and the remaining 2,000 shares on 2/15/2010.

16.	This stock option grant is exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

17.	This stock option grant (4,087 shares) contains special vesting and is exercisable as follows: 1,168 shares on 10/18/03 and 2,919 shares on 10/18/04.

18.	This stock option grant (913 shares) is fully exercisable on the second anniversary of the grant date.

19.	This stock option grant (2,000 shares) is fully exercisable on the fourth anniversary of the grant date.

20.	This stock option grant (4,000 shares) contains special vesting and is exercisable as follows: 2,000 shares on 10/23/03 and 2,000 shares on 10/23/04.

21.	This stock option grant (12,000 shares) is 100% vested as of 12/13/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting is in one-third increments on the second, third and fourth anniversary dates of the grant.

22.	This stock option grant (6,015 shares) contains special vesting and is exercisable as follows: 825 shares on 10/29/05; 2,595 shares on 10/29/06 and 2,595 shares on 10/29/07.

23.	This stock option grant (16,985 shares) is 100% vested as of 11/11/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting schedule is as follows: 6,841 shares on 10/29/05; 5,072 shares on 10/29/06 and 5,072 shares on 10/29/07.

24.	This stock option grant is immediately exercisable, but no shares from this grant can be sold before April 29, 2008 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

25.	This stock option grant is immediately exercisable, but no shares from this grant can be sold before April 28, 2009 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

26.	This stock option grant (2,600 shares) contains special vesting and is exercisable as follows: 866 shares on 2/15/2008; 867 shares on 2/15/2009 and the remaining 867 shares on 2/15/2010. .

27.	This stock option grant (6,000 shares) contains special vesting and is exercisable as follows: 2,000 shares on 2/15/2008; 2,000 shares on 2/15/2009 and the remaining 2,000 shares on 2/15/2010.

28.	This stock option grant is exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

29.	This stock option grant (6,218 shares) contains special vesting and is exercisable as follows: 1,218 shares on 10/23/05; 3,829 shares on 10/23/06 and 1,171 shares on 1/1/07.

30.	This stock option grant (8,782 shares) contains special vesting and is exercisable as follows: 5,000 shares on 10/23/04 and the remaining 3,782 shares on 10/23/05.

31.	This stock option grant (16,200 shares) is 100% vested as of 11/11/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting schedule is as follows: 6,000 shares on 10/29/05; 6,000 shares on 10/29/06 and 4,200 shares on 10/29/07.

32.	This stock option grant is fully exercisable on the fourth anniversary of the grant date.

33.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 29, 2008 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

34.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 28, 2009 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

35.	This stock option grant (1,900 shares) contains special vesting and is exercisable as follows: 633 shares on 2/15/2008; 633 shares on 2/15/2009 and the remaining 634 shares on 2/15/2010.

36.	This stock option grant (6,000 shares) contains special vesting and is exercisable as follows: 2,000 shares on 2/15/2008; 2,000 shares on 2/15/2009 and the remaining 2,000 shares on 2/15/2010.

37.	This stock option grant is exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

38.	This stock option grant (4,524 shares) contains special vesting and is exercisable as follows: 511 shares on 10/18/02; 1,094 shares on 10/18/03 and 2,919 shares on 10/18/04.

39.	This stock option grant (476 shares) is fully exercisable on the second anniversary of the grant date.

40.	This stock option grant (14,000 shares) is 100% vested as of 11/11/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting is in one-third increments on the second, third and fourth anniversary dates of the grant.

41.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 29, 2008 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

42.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 28, 2009 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

43.	This stock option grant is exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

44.	This stock option grant is 100% vested as of 12/13/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting is in one-third increments on the second, third and fourth anniversary dates of the grant. This option will remain exercisable until it expires on the tenth anniversary of the grant date.

45.	This stock option grant (5,190 shares) contains special vesting and is exercisable as follows: 2,595 shares on 10/29/06 and 2,595 shares on 10/29/07.

46.	This stock option grant (144 shares) is 100% vested as of 11/11/2005 as a result of accelerated vesting. These shares cannot be sold until the original vesting dates unless the optionee’s employment is ended due to retirement, disability, death or involuntary termination. The original vesting is as follows: 72 shares on 10/29/06 and 72 shares on 10/29/07.

47.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 29, 2008 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

48.	This stock option grant is immediately exercisable, but no shares from these grants can be sold before April 28, 2009 unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

49.	This stock option grant (5,750 shares) contains special vesting and is exercisable as follows: 1,916 shares on 2/15/2008; 1,917 shares on 2/15/2009 and the remaining 1,917 shares on 2/15/2010. This option will remain exercisable until it expires on the tenth anniversary of the grant date.

50.	All options have a ten-year term subject to earlier termination as follows: death, disability, and retirement – the earlier of five years after employment termination or the original expiration date.

51.	Reflects awards assuming a 200% payout opportunity (maximum award) based on the likelihood of achievement under the new performance-based restricted stock plan (a 3-year performance-based plan 2006-2008).

52.	Assumes a stock price of $59.15 as of 12/29/2006, the last trading day in 2006, to calculate the in-the-money value of unvested equity.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise (6)
Robert D. Wachob (1)	978	$43,501
	23,022	$1,067,530

Dennis M. Loughran	0	$0

Robert C. Daigle (2)	4,900	$206,388
	100	$4,226

John A. Richie (3)	3,500	$61,670
	200	$3,536
	100	$1,774
	100	$3,860
	7,400	$285,418
	300	$14,391
	200	$9,596
	300	$14,397
	300	$14,403
	300	$14,406
	100	$4,804
	500	$24,025
	400	$19,224
	1,300	$62,491
	500	$24,040
	1,600	$76,944
	100	$4,812
	300	$14,445
	2,500	$96,425

Frank J. Gillern (4)	200	$6,002
	100	$2,977
	1,000	$30,290
	800	$23,960
	1,400	$41,664
	200	$8,148
	800	$32,520
	400	$16,300
	600	$24,540
	1,000	$40,910
	1,000	$48,940
	1,000	$49,690

Paul B. Middleton (5)	100	$3,370
	1,447	$30,344
	200	$6,712
	200	$6,710
	567	$19,012
	1,600	$53,664
	1,567	$43,453
	1,200	$33,240
	300	$8,349
	1,933	$53,815
	186	$3,900
	1,033	$21,693

1.	Date of exercise: 9/5/2006, fair market value (“FMV”): $57.51, Exercise Price: $13.03, Date of exercise: 9/18/2006, FMV: $59.40, Exercise Price: $13.03.

2.	Date of exercise: 4/24/2006, FMV: $60.00 and $60.14, Exercise Price: $17.88.

3.	Date of exercise: 3/20/2006, FMV: $53.40, $53.46 and $53.52, Exercise Price: $35.78. Date of exercise: 4/25/2006, FMV: $61.10 and $61.07, Exercise Price: $22.50. Date of exercise: 4/25/2006, FMV: $61.00, $61.01, $61.02, $61.04, $61.05, $61.07, $61.08, $61.09, $61.10, $61.11, $61.12, $61.15, and $61.18, Exercise Price: $13.03.

4.	Date of exercise: 3/10/2006, FMV: $52.51, $52.27, $52.79, $52.45 and $52.26, Exercise Price: $22.50. Date of exercise: 3/13/2006, FMV: $52.74 and $52.65, Exercise Price: $12.00. Date of exercise: 3/14/2006, FMV: $52.75 and $52.90, Exercise Price: $12.00. Date of exercise: 3/17/2006, FMV: $52.91, Exercise Price: $12.00. Date of exercise: 4/25/2006, FMV:$60.94 and $61.69, Exercise Price: $12.00.

5.	Date of exercise: 4/24/2006, FMV: $59.81, $59.67, $59.66, $59.64, and $59.65, Exercise Price: $26.11. Date of exercise: 4/24/2006, FMV: $59.53, $59.50, $59.63, and $59.64, Exercise Price: $31.80. Date of exercise: 4/24/2006, FMV: $59.50 and $59.53, Exercise Price: $38.53.

6.	Reflects the difference between the FMV of Rogers stock and the exercise price of the option.

PENSION BENEFITS AT 2006 FISCAL YEAR END

The table below sets forth information regarding the present value as of December 31, 2006 of the accumulated benefits of the named executive officers under the Pension Plan and Pension Restoration Plan. The present values were determined using interest rate and mortality rate assumptions consistent with those outlined in footnote 5 in the Company’s financial statements.

			Present Value	Payments
		Number of Years	of Accumulated	During the Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
Robert D. Wachob	Rogers Corporation Pension Plan	23	$695,238	—
	Rogers Corporation Restoration Plan	23	$1,182,834	—

Dennis M. Loughran	Rogers Corporation Pension Plan	1	$19,235	—
	Rogers Corporation Restoration Plan	1	$3,805	—

Robert C. Daigle	Rogers Corporation Pension Plan	19	$250,050	—
	Rogers Corporation Restoration Plan	19	$2,771	—

John A. Richie	Rogers Corporation Pension Plan	30	$782,325	—
	Rogers Corporation Restoration Plan	30	$206,951	—

Frank J. Gillern	Rogers Corporation Pension Plan	29	$664,736	—
	Rogers Corporation Restoration Plan	29	$467,416	—

Paul B. Middleton	Rogers Corporation Pension Plan	6	$54,242	—
	Rogers Corporation Restoration Plan	6	—	—

Pension Plan

The basic formula for determining an employee’s annual pension benefit at normal retirement under the Pension Plan is equal to the sum of a participant’s base benefit, excess benefit, 30 year service benefit and the prior service benefit, where:

  Base Benefit - 1.25% of the product of Average Monthly Compensation and Credited Service for periods after 2001.

  Excess Benefit - 0.5% of Average Monthly Compensation in excess of 75% of Covered Compensation multiplied by Credited Service for periods after 2001.

  30 Year Service Benefit - 0.5% of Average Monthly Compensation for periods after 2001 multiplied by Credited Service in excess of 30 years.

  Prior Service Benefit – 55% of Average Monthly Compensation for periods before 2002 less 50% of the 12/31/2001 Social Security Benefit multiplied by the 12/31/2001 Year of Service Ratio and the Pay Ratio Increase.

  12/31/2001 Year of Service Ratio - Years of Service as of December 31, 2001 divided by 30.

  Pay Ratio Increase - current Average Monthly Compensation divided by Average Monthly Compensation as of 12/31/2001.

Compensation and period of employment are recognized under the Pension Plan as follows:

  Average Monthly Compensation for a salaried employee is based on the monthly base rate of salary in effect on June 1st over a 10-year period. Average Monthly Compensation is equal to the highest five consecutive June 1st amounts divided by 5. Bonuses and other special pay are disregarded under the Pension Plan.

  Credited Service means the period during which a participant is employed by Rogers as an eligible employee (rounded up to the next highest whole number of years) as determined under tax-qualified plan rules.

  Covered Compensation is generally the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant would have reached his or her Social Security retirement age.

A participant may commence payment of early retirement benefits at any time after attaining age 55 and completing five years of Vesting Service. Mr. Wachob, Mr. Gillern and Mr. Richie are currently eligible to take early retirement. The early retirement benefit equals the normal retirement benefit described above reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.

Available forms of payment under the Pension Plan are as follows:

  Single Life Annuity

  Joint and Survivor Annuity (50%, 66 2/3% and 100%)

  10 Year Certain Annuity

A lump sum form of payment is unavailable under the Basic Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less).

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.

If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% Joint and Survivor Annuity beginning in no event before the participant’s 55th birthday.

A participant who becomes disabled while employed at Rogers will continue to be treated as an active employee for purposes of the Pension Plan until age 65. As such, a disabled participant will continue to be credited with years of service and with the compensation rate in effect at the beginning of the disability. If a disabled participant retires after age 55 and commences payment of benefits, no additional credited service is granted.

Pension Restoration Plan

The Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Pension Plan to $220,000 (for 2006) and impose a maximum annual pension benefit commencing at age sixty-five to $175,000 (for 2006). To the extent that these limits reduce the benefits that a named executive officer earns under the Pension Plan’s retirement formula, Rogers provides an additional benefit under the Pension Restoration Plan. The Pension Restoration Plan is intended to make a participant whole for the benefits under the basic formula that could not be provided under the Pension Plan due to these limits or deferrals being made under the Voluntary Deferred Compensation Plan.

In addition, the Pension Restoration Plan provides for:

  Average Monthly Compensation to include annual bonuses paid to certain senior executives over age 55 that have been specified by the Compensation and Organization Committee, (a) on or after January 1, 2004 in all events, and (b) paid before January 1, 2004 in the event of a covered executive’s death, disability, or termination of employment that results in the payment of severance. The only named executive officers currently entitled to this benefit are Messrs. Wachob, Gillern and Richie.

  An executive officer at the time of a change of control will have benefits calculated under the Pension Restoration Plan (a) as if such officer had attained age 55 on the change of control and completed at least one day of service after attaining age 55 and (b) by including all annual bonuses as part of Average Monthly Compensation, subject to Internal Revenue Code Section 280G limitations discussed below.

  A lump sum payment will be made if there is a change in control. For amounts accrued in 2005 a lump sum payment will be made if (a) the ratio of current assets to current liabilities falls below 1.4 to 1 for two consecutive quarters or (b) Rogers’ long-term debt for borrowed money exceeds 85% of Rogers’ net worth as reflected in Rogers’ financial statements.

  Other supplemental benefits determined from time to time by the Compensation and Organization Committee, including crediting of service to new hires. To date, no supplemental benefits have been provided to the executive officers under this provision, except for Mr. Gillern who received credited service for the time that he was employed at one of the Company’s 50% owned joint ventures.

Except in the event of a change of control (as discussed above), benefit payments under the Pension Restoration Plan shall generally commence at the same time as under the Pension Plan. The form of payment will either be in annual installments or a lump sum depending upon the value of the plan benefit as follows:

Lump Sum Actuarial Equivalent Value of Benefits	Number of Annual Installments
$50,000 or less	Lump Sum
$100,000 or less, but greater than $ 50,000	2
$150,000 or less, but greater than $100,000	3
$200,000 or less, but greater than $150,000	4
Greater than $200,000	5

The Pension Restoration Plan has not yet been amended to comply with the requirements of Section 409A of the Internal Revenue Code.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR END

The table below sets forth, for each of the named executive officers, information regarding his participation in the non-qualified Voluntary Deferred Compensation Plan during 2006.

	Executive	Registrant			Aggregate
	Contributions in	Contribution in	Aggregate	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Earnings in the	Withdrawals/	Fiscal Year
Name	Year	Year[1]	Last Fiscal Year[2]	Distributions[3]	Ending
Robert D. Wachob	$13,000	$5,469	$1,183	$66,525	$13,288
Dennis M. Loughran	—	—	—	—	—
Robert C. Daigle	$ 4,000	$295	$290	$23,688	$4,104
John A. Richie	—	—	$155	$11,522	—
Frank J. Gillern[4]	—	—	$2,018	$7,821	$42,190
Paul B. Middleton	—	—	$104	$7,750	—

1.	Reflects 2006 matching credit on current year executive contributions.

2.	Reflects interest accrued on all contributions in 2006.

3.	Reflects withdrawals required under participant elections.

4.	Mr. Gillern’s aggregate balance as of December 31, 2006 includes 104 shares of Company common stock.

Each year a participant may elect in writing to defer up to 100% of future bonus and up to 50% of salary otherwise to be earned during the next calendar year. The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. An election can be made for deferred compensation to be paid in cash or in Rogers stock at the end of the deferral period.

A Company match is credited on all salary and bonus deferrals. The amount of the match equals the then current 401(k) company match (50% of the first 5% of eligible compensation in excess of federal tax law limits for 2006). The Company match on cash deferrals is made in cash, and the Company match on Rogers common stock is in Rogers common stock. In general, a participant earns a vested interest, in the Company match as follows: 25% upon completing 2 years of continuous service, and an additional 25% for each subsequent year of continuous service, resulting in 100% vesting after 5 years of continuous service or age 55. In addition, a participant will have a fully vested interest in a company match upon attaining 100% vesting in his matching contribution account in the 401(k) plan.

The credited rate for 2006 was 4.65%. If cash dividends are paid with respect to Rogers stock that is deferred under this plan, those dividends will be credited to the participant’s deferral account. Dividends will be denominated in cash and earn interest at the same rate as disclosed above. Such cash amounts will be paid at the time of distribution of the deferred stock.

Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th of the year following: (a) the passage of the number of years specified by the individual in deferral election for that year, (b) the year in which the participant ceases to be an employee or (c) the earlier (in the case of stock deferrals) or the latter (in the case of cash deferrals) of (a) or (b). Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment is provided for in the case of a change in control or a bona fide unforeseen financial hardship.

This plan is not funded and no trust, escrow or other provision has been established to secure plan benefits. A participant will be treated the same as a general unsecured creditor at all times under this plan. A participant will only be able to sell or otherwise transfer stock received as a plan benefit in accordance with applicable securities laws and Rogers’ insider trading policy.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the payments that may be made to named executive officers upon termination of employment or in connection with a change in control.

Payments Made Upon Termination

A named executive officer may be entitled to receive the following amounts earned during his term of employment regardless of the manner in which a named executive officer’s employment terminates except where indicated to the contrary below:

  unpaid base salary through the date of termination.

  any accrued and unused vacation pay.

  any unpaid annual bonus with respect to a completed performance period (except in the event of termination for cause.

  all accrued and vested benefits under the Pension Plan and the Pension Restoration Plan as described on page 29.

  all accrued and vested benefits under the Voluntary Deferred Compensation Plan as described on page 17.

  all outstanding and vested equity awards granted under the 2005 Equity Compensation Plan (except in the event of termination for cause) – all outstanding awards as of December 31, 2006 are set forth on page 23.

  all other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the named executive officers.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items listed under the heading “Payments Made Upon Termination”, the named executive officers will receive the following benefits:

  the named executive officer will vest in all outstanding unvested stock options.

  a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs, based on actual performance.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive the following:

  benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate.

  the named executive officer will vest in all outstanding unvested stock options.

  the named executive officer will vest pro-rata in any performance shares based on the number of full fiscal years completed during the performance period for those shares.

  the named executive officer will receive a pro-rata portion of his annual bonus for the performance year in which the termination occurs based on actual performance.

Payments Made Upon Involuntary Termination of Employment without Cause or for Good Reason

Rogers provides separation pay and benefits to all of its regular U.S. full-time salaried employees, including the named executive officers, according to the current Severance Pay for Exempt Salaried Employees Policy (the “Severance Policy”). The Severance Policy provides severance pay to eligible salaried employees whose employment is terminated by the Company due to termination of employment without cause (a “Separation”) – in the form of continued salary payments, health insurance and certain other benefits. Basic Severance Pay is provided to eligible employees without any conditions, but the Additional Severance Pay requires the employee to sign a General Release and Settlement Agreement. The number of weeks of salary and benefits continuance is based on length of service as follows:

Length of Severance Pay
Total Severance with signed
Length of Service	Basic Severance Pay	Additional Severance Pay	agreement
Under 6 months	4 weeks	2 weeks	6 weeks
6 months to under 1 year	4 weeks	4 weeks	8 weeks
1 year to under 4 years	4 weeks	6 weeks	10 weeks
4 years to under 7 years	4 weeks	8 weeks	12 weeks
7 years to under 21 years	4 weeks	8 weeks plus 2 weeks for each year of	Based on years of service
service over 6 years
21 years and more	4 weeks	36 weeks plus 1 week for each year of	Based on years of service
service over 20 years

The policy may be amended, modified or terminated at any time by Rogers, except in the case of executive officers (Mr. Wachob and one other executive officer) of Rogers as of November 1991. These officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time his employment terminates. The right of these executive officers to make such an election may be cancelled by Rogers or the executive on three years written notice. Mr. Wachob (and one other executive officer) would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991.

The named executive officer may become entitled to pro-rata vesting of his annual bonus at the Committee’s discretion.

Payments Made Upon Certain Events in Connection with a Change in Control

Rogers has entered into Special Officer Severance Agreements with each of the named executive officers (except Mr. Gillern). Copies of these agreements were filed as exhibits to Rogers’ Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 18, 2005 and to Rogers’ Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 6, 2006. The term of these agreements, referred to below as “change in control agreements”, is three years subject to annual renewal absent notice to the contrary by either party. The following severance benefits would be provided upon qualifying terminations of employment in connection with or within three years following a change in control of the Company:

  Cash severance pay equal to the present value of two times the sum of (a) base salary plus (b) target bonus and/or any other cash bonus awards last determined for the named executive officer (or if, greater, most recently paid prior to the change in control), calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

  Pro-rata vesting of the named executive officer’s annual bonus at the Committee’s discretion.

  Continued medical, disability, dental and life insurance benefits at active-employee rates, tax planning and compliance services and tuition refund program for a period of two years, subject to offset from subsequent employment, plus payment as compensation for discontinuing the Company car allowance.

  Enhanced supplemental retirement benefits equivalent in value to two years of credited service under the Pension Plan and the Pension Restoration Plan.

  Outplacement assistance.

  Reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.

Terminations of employment that entitle a named executive officer to receive severance benefits under the plan consist of (1) termination by Rogers without cause or (2) resignation by the named executive officer for good reason, in each case within three years following a change in control. A named executive officer is not eligible for enhanced severance benefits under the change in control agreements if his or her termination is due to death or disability.

In addition, all outstanding unvested stock options and performance shares shall vest immediately upon a change in control under the terms of the Rogers Corporation 2005 Equity Compensation Plan regardless of the circumstances of the named executive officer’s employment termination following the change in control.

All of the payments described above are limited to the extent that payment would result in triggering golden parachute excise taxes under Section 4999 of the Internal Revenue Code. In the event of any required reduction, the named executive officer is allowed to determine which benefits shall be reduced to avoid these excise taxes.

A “change in control” for purposes of the change in control agreements generally consists of one or more of the following events:

  an acquisition of more than 25 percent of the Company’s voting securities (other than by Rogers or a related entity).

  The board or Rogers’ shareholders approve any consolidation or merger of Rogers in which Rogers would not be the continuing or surviving corporation and pursuant to which shares of Rogers voting securities would be converted into cash, securities or other property.

  The board or Rogers’ shareholders approve any sale, lease, exchange or other transfer (in a single transaction or in a series of related transactions) of all or substantially all the assets of Rogers.

  During any period of 24 consecutive months, the individuals who at the beginning of such period constituted the board cease to constitute a majority of the Board, provided that any approved successors shall be considered to be have been in office at the beginning of such period.

A “termination for good reason” for purposes of the change in control agreements generally includes any of the following actions by Rogers following a change in control:

  Reducing the named executive officer’s position, responsibilities, authority, reputation, compensation, bonus formula, pension, stock option or incentive compensation arrangements, or a material reduction in the named executive officer’s prestige, enjoyed by such officer prior to the change in control, as determined in good faith by such named executive officer.

  Attempting to relocate the named executive officer to, or to require the executive to perform regular services at, any location that is outside the continental United States of America.

  Delivering notice to the executive that Rogers’ ratio of current assets to current liabilities as reflected in any quarterly or annual statements filed by Rogers with the SEC falls below one and one-quarter (1 1/4) to one (1) or that the total of Rogers’ long-term debt (including the current portion due within one year) and its short-term debt incurred for money borrowed exceeds seventy-five percent (75%) of Rogers’ net worth as reflected in such statements filed with the SEC.

  Notifying the named executive officer that the change in control agreement shall not be extended.

  Breach by Rogers of the terms of the change in control agreement.

A named executive officer is entitled to terminate employment for good reason following any of the foregoing events regardless of whether the executive is entitled to elect retirement upon leaving employment. However, the named executive officer does not have “good reason” if the executive does not provide Rogers with a notice of termination within one year after learning of the event that gives rise to the good reason event (or 90 days after receipt of the applicable notice regarding Rogers’ current assets and current liabilities or its long and short term debt).

A termination “for Cause” means only:

  the willful commission by the named executive officer of material theft or embezzlement or other serious and substantial crimes against the Company and its subsidiaries.

Coordination Between Severance Policy and Change in Control Agreements

The enhanced severance benefits under the change in control agreement are in lieu of (or offset by) any other severance benefits to which a named executive officer may be entitled under the severance policy or any other arrangements.

The Company entered into confidentiality and non-compete agreements with most of its salaried employees, including its named executive officers. These agreements generally prohibit the named executive officers from accepting employment with a competitor of the Company for two years following termination of employment. If a named executive officer cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the named executive officers may become entitled to additional payment from the Company. This payment will equal either (a) the difference between the executive’s then current compensation and his last regular rate of compensation with the Company, reduced by an retirement or severance income (with respect to Messrs. Richie, Middleton, Loughran and Gillern) or (b) 30% of the named executive officer’s last monthly pay rate from the Company without any offset (with respect to Messrs. Wachob and Daigle). In lieu of making payments, the Company can waive its rights to enforce the non-compete agreement.

Assumptions Regarding Post Termination Tables

The following tables were prepared as though the named executive officers’ employment was terminated on December 29, 2006 (the last business day of 2006) using the closing share price of Rogers common stock of $59.15 as of that day. The amounts under the column labeled “Termination by Rogers without Cause or by the Named Executive Officer with Good Reason on or after a Change in Control” assume that a change in control occurred on December 29, 2006. Rogers is required by the SEC to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the named executive officer ‘s employment was not terminated on December 29, 2006 and a change in control did not occur on that date. As a result there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Equity Award Assumptions

  Stock options vested on December 29, 2006 due to an assumed change in control, termination of employment without Cause by the Company or by the named executive officer for good reason, retirement, death or disability.

  Stock options that become vested due to a change in control are valued based on their option spread (i.e, the difference between the stock’s fair market value and the exercise price).

  It is possible that IRS rules would require the options to be valued using a valuation method such as the Black-Scholes model if the options continued after a change in control. Using a Black-Scholes value in lieu of the option spread would cause higher value for excise taxes and the related tax gross-up payment.

  The full fair market values of all performance shares that vest upon a change in control are taken into account at full fair market value.

Annual Bonus Assumption

  All amounts under Rogers’ annual bonus plan were earned for 2006 in full based on actual performance and are not treated as subject to the golden parachute excise tax upon a change in control.

  Earned amounts under Rogers’ annual bonus plan are treated as paid for purposes of the severance estimates.

Retirement Benefit Assumption

  All benefits are payable in a single lump sum that is based on the form of benefit that is most valuable to each individual, payable at age 65; retirement eligible participants were calculated as if they commenced immediately.

Robert D. Wachob

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$2,013,468	(2)	$2,684,625	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$1,426,994	(6)	$1,426,994	(10)

Benefits Continuation	$49,728	(3)	$58,823	(7)	—

Present Value of Additional
Service Credit	$470,333	(4)	$807,991	(8)	—

280G Payment Reduction	N/A		($1,166,869)	(9)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006. This amount does not reflect the value of all the vested and outstanding stock options disclosed on page 23 for Mr. Wachob, which is $5,898,961 based on a stock price of $59.15 as of December 29, 2006.

2.	Reflects the maximum severance benefit of 78 weeks (1.5 years) provided under the 1991 Rogers Corporation Severance Policy for Salaried Employees. The cash severance benefits includes 1.5 times the base salary as of 12/31/06 (the current base rate), plus 1.5 times the greater of the most recent year’s paid bonus or the average of the last years bonuses. The bonus amount in this case reflects the maximum bonus award opportunity that will be paid in 2007 for performance in 2006.

3.	Reflects Rogers’ cost of 1.5 years of medical, dental, life insurance, long-term disability insurance plus $5,000, and a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	Benefits reflect the maximum severance benefit of 78 weeks (1.5 years) provided under the 1991 Rogers Corporation Severance Policy for Salaried Employees. Includes the company cost of 1.5 years of medical, dental, life insurance, long-term disability insurance, and $5,000 for the discontinuation of the car allowance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Represents cash severance pay equal to the present value of two times base salary plus the bonus that Mr. Wachob earned in 2006, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents 2 years of benefit continuation which includes the Company cost for medical, dental, life insurance, long-term disability insurance, prescription drug program, and tax planning, $5,000 for the discontinuation of the car allowance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

8.	Represents the present value of two years of additional service credit under Pension Restoration Plan.

9.	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

10.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares] that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

Dennis M. Loughran

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$40,000	(2)	$1,144,000	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$315,125	(6)	$315,125	(10)

Benefits Continuation	$11,923	(3)	$52,976	(7)	—

Present Value of Additional
Service Credit	$23,203	(4)	$65,859	(8)	—

280G Payment Reduction	N/A		($712,639)	(9)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006.

2.	Mr. Loughran is eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming Mr. Loughran signed a General Release and Settlement Agreement) received by Mr. Loughran is 10 weeks.

3.	Reflects Rogers’ cost of 10 weeks of medical, dental, life insurance, long-term disability insurance plus a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	The length of severance benefits (assuming Mr. Loughran signed a General Release and Settlement Agreement) received by Mr. Loughran is 10 weeks. Benefits includes the Company cost of medical, dental, life insurance, vision insurance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Represents cash severance pay equal to the present value of two times base salary plus the bonus that Mr. Loughran earned in 2006, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents 2 years of benefit continuation which includes the Company cost for medical, dental, life insurance, long-term disability insurance, prescription drug program, and tax planning plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

8.	Represents the present value of two years of additional service credit under Pension Restoration Plan.

9.	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

10.	Represents the in-the-money value of all outstanding and unvested stock options and restricted shares that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

Robert C. Daigle

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$165,604	(2)	$997,110	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$338,679	(6)	$338,679	(10)

Benefits Continuation	$23,828	(3)	$51,715	(7)	—

Present Value of Additional
Service Credit	$0	(4)	$148,368	(8)	—

280G Payment Reduction	N/A		($429,219)	(9)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006. This amount does not reflect the value of all the vested and outstanding stock options disclosed on page 23 for Mr. Daigle, which is $2,482,796 based on a stock price of $59.15 as of December 29, 2006.

2.	Mr. Daigle is eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming Mr. Daigle signed a General Release and Settlement Agreement) received by Mr. Daigle is 38 weeks.

3.	Reflects Rogers’ cost of 38 weeks of medical, dental, life insurance, long-term disability insurance plus a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	The length of severance benefits (assuming Mr. Daigle signed a General Release and Settlement Agreement) received by Mr. Daigle is 38 weeks. Benefits includes the Company cost of medical, dental, life insurance, and vision insurance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Represents cash severance pay equal to the present value of two times base salary plus the bonus that Mr. Daigle earned in 2006, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents 2 years of benefit continuation which includes the Company cost for medical, dental, life insurance, long-term disability insurance, prescription drug program, and tax planning plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

8.	Represents the present value of two years of additional service credit under Pension Restoration Plan.

9.	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

10.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

John A. Richie

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$189,704	(2)	$825,404	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$335,426	(6)	$335,426	(10)

Benefits Continuation	$20,479	(3)	$35,231	(7)	—

Present Value of Additional
Service Credit	$18,609	(4)	$186,449	(8)	—

280G Payment Reduction	N/A		($16,177)	(9)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006. This amount does not reflect the value of all the vested and outstanding stock options disclosed on page 23 for Mr. Richie, which is $1,652,754 based on a stock price of $59.15 as of December 29, 2006.

2.	Mr. Richie is eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming Mr. Richie signed a General Release and Settlement Agreement) received by Mr. Richie is 49 weeks.

3.	Reflects Rogers’ cost of 49 weeks of medical, dental, life insurance, long-term disability insurance plus a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	The length of severance benefits (assuming Mr. Richie signed a General Release and Settlement Agreement) received by Mr. Richie is 49 weeks. Benefits includes the Company cost of medical, dental, life insurance, and vision insurance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Represents cash severance pay equal to the present value of two times base salary plus the bonus that Mr. Richie earned in 2006, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents 2 years of benefit continuation which includes the Company cost for medical, dental, life insurance, long-term disability insurance, prescription drug program, and tax planning plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

8.	Represents the present value of two years of additional service credit under Pension Restoration Plan.

9.	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

10.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

Frank J. Gillern

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$198,569	(2)	—	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$239,985	(6)	$239,985	(7)

Benefits Continuation	$16,433	(3)	—	(5)	$9,033	(8)

Present Value of Additional
Service Credit	$88,445	(4)	—	(5)	—

280G Payment Reduction	N/A		—	(5)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006. This amount does not reflect the value of all the vested and outstanding stock options disclosed on page 23 for Mr. Gillern, which is $1,230,620 based on a stock price of $59.15 as of December 29, 2006.

2.	Mr. Gillern is eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming Mr. Gillern signed a General Release and Settlement Agreement) received by Mr. Gillern is 51 weeks.

3.	Reflects Rogers’ cost of 51 weeks of medical, dental, life insurance, long-term disability insurance plus a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	The length of severance benefits (assuming Mr. Gillern signed a General Release and Settlement Agreement) received by Mr. Gillern is 51 weeks. Benefits includes the Company cost of medical, dental, life insurance, and vision insurance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Mr. Gillern does not have an Officer Special Severance Agreement with Rogers.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

8.	Mr. Gillern does not have an Officer Special Severance Agreement with Rogers. Mr. Gillern is eligible to receive a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy

Paul B. Middleton

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death,
Termination Event:	Cause before a Change in Control		after Change in Control		Disability or Retirement
Cash Severance	$42,954	(2)	$651,470	(5)	—

Accelerated Vesting Of
Unvested Equity (1)	$0		$241,836	(6)	$241,836	(10)

Benefits Continuation	$13,519	(3)	$46,066	(7)	$50,100

Present Value of Additional
Service Credit	$0	(4)	$44,658	(8)	—

280G Payment Reduction	N/A		($31,399)	(9)	—

1.	Reflects the value of all unvested options and performance shares based on a stock price of $59.15 as of December 29, 2006. This amount does not reflect the value of all the vested and outstanding stock options disclosed on page 23 for Mr. Middleton, which is $436,436 based on a stock price of $59.15 as of December 29, 2006.

2.	Mr. Middleton is eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming Mr. Middleton signed a General Release and Settlement Agreement) received by Mr. Middleton is 12 weeks.

3.	Reflects Rogers’ cost of 12 weeks of medical, dental, life insurance, long-term disability insurance plus a lump sum payment equal to the previous 12-months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy for the discontinuation of the car allowance.

4.	The length of severance benefits (assuming Mr. Middleton signed a General Release and Settlement Agreement) received by Mr. Middleton is 12 weeks. Benefits includes the Company cost of medical, dental, life insurance, and vision insurance plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

5.	Represents cash severance pay equal to the present value of two times base salary plus the bonus that Mr. Middleton earned in 2006, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

6.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

7.	Represents 2 years of benefit continuation which includes the Company cost for medical, dental, life insurance, long-term disability insurance, prescription drug program, and tax planning plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Roger’s Vehicle Reimbursement Program Policy.

8.	Represents the present value of two years of additional service credit under Pension Restoration Plan.

9.	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

10.	Represents the in-the-money value of all outstanding and unvested stock options and performance shares that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2007 and the board of directors is asking that shareholders ratify this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of the Company’s independent registered public accounting firm, this proposal is put before the shareholders in order to seek the shareholders’ views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will take the matter under advisement. Rogers expects representatives of Ernst & Young LLP, Rogers’ independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ended December 31, 2006 (fiscal 2006), and ending December 30, 2007 (fiscal 2007), to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

	2006	2005
Audit Fees (1)	$1,652,492	$1,483,219
Audited-Related Fees (2)	51,179	42,500
Tax Fees (3)	322,115	440,397
All Other Fees (4)	—	—
Total	$2,025,786	$1,966,116

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Amounts for both 2005 and 2006 also include fees for the audit of internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002. Fees paid for the internal control over financial reporting audits were $482,167 in 2005 and $511,084 in 2006.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2006 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers independent registered public accounting firm for fiscal year 2007.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2007.

Related Person Transactions

In 2006, Rogers did not engage in any transaction in which any of its executive officers, directors, , 5% shareholders, or any immediate family members of the foregoing, have a material interest.

Policies and Procedures for Approval of Related Person Transactions

Rogers’ Code of Business Conduct and Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors. Any waiver of this Code that is granted to a director or an officer would be posted on Rogers’ website, or otherwise publicly disclosed, as required by applicable law or the rules and regulations of the New York Stock Exchange. Waivers for other employees must be approved by certain members of senior management. Rogers may in the future adopt a separate related person transactions policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more than 10% of Rogers capital stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.

Based solely on Rogers review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors, and persons who own more than 10% of Rogers capital stock, complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 31, 2006, except as described in the next sentence. Due to an administrative oversight by a third party, a Form 4 was filed late relative to the sale of 0.227 shares of Rogers stock by Mr. Boomer.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by Rogers on or before November 27, 2007, to be considered for inclusion in Rogers proxy statement and form of proxy. Proposals of shareholders intended to be presented at the 2008 Annual Meeting although not included in the proxy statement and form of proxy, must be received by Rogers on or before November 26, 2007. Proposals received after that date will not be voted at the 2008 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary authority on the proposal under the circumstances consistent with the proxy rules of the Securities and Exchange Commission. All shareholder proposals should be marked for the attention of Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained InvestorCom, Inc. to assist it in the solicitation of proxies at a cost of approximately $2,750 plus reimbursement of expenses.

“Householding” of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers shareholders will be “householding” proxy materials. As indicated in the notice previously provided by these brokers to such shareholders, a single proxy statement and an annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once a shareholder has received notice that the broker will be “householding,” “householding” will continue until the shareholder is notified otherwise or until the shareholder has revoked consent by notifying the broker. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566 and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder.

Shareholders who share the same address, who currently receive multiple copies of the Rogers proxy statement and annual report from their broker and would like to request “householding” of such information should contact their broker.

Communications with Members of the Board Of Directors

Although the board of directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the board and shareholders. Until such time as the board may adopt a different set of procedures, any such shareholder communications should be sent to the board of directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Vice President, Treasurer and Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the board for consideration.

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorporation.com). Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter in a printable format are each available on this website. In addition, you may obtain a copy of any of these documents without charge by sending a request to Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Vice President, Treasurer and Secretary. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorporation.com

[X]	PLEASE MARK VOTE	REVOCABLE PROXY
	AS IN THIS EXAMPLE	ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2007
				For	With- hold	For All Except
		1.	To elect the following nominees as directors (except as marked to the contrary below):	[ ]	[ ]	[ ]
The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on April 26, 2007 at 10:30 a.m. at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103 and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

	R	Leonard M. Baker, Walter E. Boomer, Charles M.
	E	Brennan, III, Gregory B. Howey, Leonard R. Jaskol,
	S	Carol R. Jensen, Eileen S. Kraus, Robert G. Paul and
	I	Robert D. Wachob.
P

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

				For	Against	Abstain

		2.	To ratify the appoint-ment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 30, 2007.	[ ]	[ ]	[ ]

THIS PROXY, IF PROPERLY EXECUTED, WILL BE
VOTED AS SPECIFIED OR, WHERE NO DIRECTION
IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND
2, AND AT THE DISCRETION OF THE PROXIES ON
ANY OTHER MATTERS THAT MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

Please be sure to date and sign this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, date, sign and mail in postage paid envelope provided.

ROGERS CORPORATION

This proxy is evidence of your ownership of Rogers Corporation Capital Stock through the Rogers Employee Savings and Investment Plan (RESIP) held by the Trustee, Prudential Bank & Trust, FSB.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning this proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

[X]	PLEASE MARK VOTE	REVOCABLE PROXY
	AS IN THIS EXAMPLE	ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2007
			For	With- hold	For All Except
	1.	To elect the following nominees as directors (except as marked to the contrary below):	[ ]	[ ]	[ ]
The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on April 26, 2007 at 10:30 a.m. at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103 and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

Leonard M. Baker, Walter E. Boomer, Charles M.
Brennan, III, Gregory B. Howey, Leonard R. Jaskol,
Carol R. Jensen, Eileen S. Kraus, Robert G. Paul and
Robert D. Wachob.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

			For	Against	Abstain

	2.	To ratify the appoint-ment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 30, 2007.	[ ]	[ ]	[ ]

THIS PROXY, IF PROPERLY EXECUTED, WILL BE
VOTED AS SPECIFIED OR, WHERE NO DIRECTION
IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND
2, AND AT THE DISCRETION OF THE PROXIES ON
ANY OTHER MATTERS THAT MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

Please be sure to date and sign this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, date, sign and mail in postage paid envelope provided.

ROGERS CORPORATION

Please sign name as it appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity must state their full titles as such.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning this proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.